FIRST AMENDMENT TO ESCROW AGREEMENT

     THIS FIRST AMENDMENT TO ESCROW AGREEMENT is made and entered into on this 6th day of December, 1996, by and among Roclab-C Investors ("Seller"), CMD Realty Investment Fund II, L.P. ("Purchaser") and Charter Title Company ("Escrow Agent").

                                   RECITALS

     A. Seller and Purchaser have entered into that certain Agreement of Sale dated December 2, 1996 ("Agreement"), providing for the sale by Seller of property commonly known as Park Center in Maitland, Florida ("Property").
Terms not defined herein shall have the meanings provided in the Agreement.

     B. The parties wish to enter into this First Amendment to Escrow Agreement to provide an escrow holdback of a certain portion of the Purchase Price, to be held by Escrow Agent and disbursed in accordance with the terms hereof.

     NOW, THEREFORE, the parties hereto agree as follows:

     1. On the Closing Date, out of the net proceeds of sale, Purchaser and Seller shall deposit with Escrow Agent the sum of $200,000 ("Indemnity Deposit"). The Indemnity Deposit may be invested by Escrow Agent in a Fidelity Money Market Account or such other investment as may be acceptable to Seller and Purchaser. All earnings on the Indemnity Deposit shall be deemed a part of the Indemnity Deposit.

     2. Upon receipt by Purchaser of written acknowledgment from Orix irrevocably and unconditionally waiving the Orix Claim and if Purchaser has no outstanding claims under the Indemnity Agreement (the "Indemnity Agreement") of even date herewith between Seller and Purchaser (collectively, the "Orix Condition"), Purchaser shall promptly provide written notice to Escrow Agent that the Orix Condition has been satisfied. If Escrow Agent receives such notice from Purchaser prior to June 6, 1997, the Indemnity Deposit shall be disbursed to Seller pursuant to the wire transfer instructions shown on Exhibit A hereto on June 6, 1997 without notice to or consent from Purchaser, unless Purchaser has made a claim against Seller in accordance with Paragraph
17.10 of the Agreement and so notifies Escrow Agent of such claim in writing on or before 5:00 p.m. Central Time on June 5, 1997. If Escrow Agent receives timely written notice of a claim by Purchaser as provided in the immediately preceding sentence or under the Indemnity Agreement, Escrow Agent shall notify Seller by telephone and in writing at the address provided in the Escrow Agreement, with a copy of such notice to Seller's attorney as shown in the Escrow Agreement. Seller shall, within 10 days after receipt of such notice, either authorize Escrow Agent in writing (with a copy of such authorization being sent to Purchaser) to disburse the amount stated in Purchaser's claim, or provide a written objection to Purchaser and Escrow Agent stating why Purchaser may not draw the amount stated in its claim. If Seller fails to provide such notice within such 10-day period, Escrow Agent shall continue to hold the Indemnity Deposit until receipt of further written instructions jointly provided by Seller and Purchaser. If the Orix Condition is satisfied after June 5, 1997, and Purchaser has not notified Escrow Agent of a claim against Seller in accordance with Paragraph 17.10 of the Agreement on or before 5:00 p.m. Central Time on June 4, 1997, then the Indemnity Deposit shall be disbursed to Seller immediately upon Escrow Agent's receipt from Purchaser of written notice that the Orix Condition has been satisfied.

     3. Escrow Agent is hereby expressly authorized to disregard in its sole discretion any and all conflicting notices or warnings given by any of the parties hereto or by any other person or corporation. Escrow Agent is hereby expressly authorized to regard and to comply with and obey any and all orders, judgments or decrees entered or issued by any court with jurisdiction over the subject matter hereof, and in case Escrow Agent obeys or complies with any such order, judgment or decree of any court it shall not be liable to any of the parties hereto or any other person, firm or corporation by reason of such compliance.

     4. Except as amended hereby, the terms of the Escrow Agreement shall remain unchanged and in full force and effect.

     5. Any notices required hereunder may be sent by facsimile and shall be effective upon receipt of electronic confirmation.

     6. This First Amendment to Escrow Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     7. If either party institutes a legal action against the other relating to this Agreement or any default hereunder, the unsuccessful party to such action will reimburse the successful party for the reasonable expenses of prosecuting or defending such action, including without limitation, attorneys fees and disbursements and court costs.


                           [Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed the day and year first above written.

SELLER:

ROCLAB-C INVESTORS, an Illinois limited partnership

By:  Balcor Equity Partners-I, an Illinois general partnership, its general partner

     By:  The Balcor Company, a Delaware corporation, general partner


          By:  /s/James E. Mendelson
               ----------------------------
          Name: James E. Mendelson
               ----------------------------
          Its:  Senior Vice President
               ----------------------------

PURCHASER:

CMD REALTY INVESTMENT FUND II, L.P.

By:  CMD REIM II, Inc., its general partner


     By:  /s/Randal J. Selig
          --------------------------------
     Name: Randal J. Selig
          --------------------------------
     Its: Vice President
          --------------------------------



ESCROW AGENT:

CHARTER TITLE COMPANY


     By:
          ---------------------------
     Name:
          ---------------------------
     Its: Authorized Agent